UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2018

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(617) 500-5101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	.Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 2, 2018, the Board of Directors of IIOT-OXYS, Inc., a Nevada corporation (the “Company”), through unanimous written consent, approved the Consulting Agreement with Antony Coufal dated April 23, 2018 (the “Consulting Agreement”), a copy of which is attached hereto as Exhibit 99.1. Pursuant to the Agreement, Mr. Coufal was appointed as Chief Technology Officer of the Company effective as of April 23, 2018. The Consulting Agreement will terminate upon the completion of the services to be provided by Mr. Coufal pursuant to the Consulting Agreement, subject to earlier termination (30 days’ written notice to be provided by either party). For the first three months of the Consulting Agreement, the Company shall pay to Mr. Coufal a monthly consulting fee of $3,600, which will rise to $6,300 per month after the first three months. In addition, Mr. Coufal will be eligible to participate in the Company’s 2018 Stock Incentive Plan and receive the following issuances of shares of Common Stock, subject to coming to a mutually-agreed vesting schedule to be determined at a later date:

•	200,000 shares of Common Stock in 2018;
•	400,000 shares of Common Stock in 2019; and
•	600,000 shares of Common Stock in 2020.

Item 8.01	Other Events.

On May 4, 2018, the Company issued a press release announcing HereLab, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, entering into a Distributor Agreement dated April 23, 3018 with Arrow Electronics, Inc.

The Press Release, furnished as Exhibit 99.2 to this Form 8-K, may contain forward-looking statements. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and subsequent reports filed by the Company with the Securities and Exchange Commission (the “Commission”). For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by the registrant by filing reports with the Commission, through the issuance of press releases or by other methods of public disclosure.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Consulting Agreement between the Company and Antony Coufal Dated April 23, 2018
99.2	Press Release Dated May 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: May 4, 2018	By:	/s/ Nevan C. Hanumara
Nevan C .Hanumara, Chief Executive Officer